Exhibit 4.7

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION V- Valens INCORPORATED UNDER THE LAWS OF ISRAEL ORDINARY SHARES THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES VALENS SEMICONDUCTOR LTD. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of Israel and to the Certificate of Incorporation and Bylaws of the Corporation, as now or as hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent WITNESS the facsimile of the Corporation and the facsimile signatures of its duly authorized officers. CHIEF FINANCIAL OFFICER VALENS SEMICONDUCTOR LTD. CORPORATE SEAL 2021 ISRAEL CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (New York, N.Y.) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT - as tenants by entireties (Cust) (Minor) JT TEN - as joint tenants with right of survivorship and not as tenants under Uniform Gifts to Minors in common Act TTEE - trustee under Agreement dated (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE Shares of the Ordinary Shares represented by this certificate and do hereby irrevocably constitutes and appoint Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. DATED NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsover. SIGNATURE GUARANTEED: THE SINGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.